Exhibit 10(iii)

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT AND AMENDMENT TO THE COLLATERAL AGREEMENT

This AMENDMENT NO. 2 TO THE CREDIT AGREEMENT AND AMENDMENT TO
THE COLLATERAL AGREEMENT (this “Amendment”), dated as of June 27, 2018, is entered into by and among (1) CLEARWATER PAPER CORPORATION, a Delaware corporation (the “Borrower”); (2) Lenders (as defined below) constituting the Required Lenders (as defined in the Credit Agreement referred to below); and (3) NORTHWEST FARM CREDIT SERVICES, PCA (“NWFCS”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”):

WHEREAS the Borrower, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent have previously entered into that certain Credit Agreement, dated as of October 31, 2016 (as amended and in effect immediately prior to the date hereof, the “Existing Credit Agreement” and as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, including, but not limited to, by this Amendment, the “Credit Agreement”);

WHEREAS the Borrower, certain of its Subsidiaries, as grantors, and the Administrative Agent have previously entered into that certain Collateral Agreement, dated as of October 31, 2016 (as in effect immediately prior to the date hereof, the “Existing Collateral Agreement” and as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, including, but not limited to, by this Amendment, the “Collateral Agreement”);

WHEREAS the Borrower has requested that the Administrative Agent and the Required Lenders make amendments to the Existing Credit Agreement and the Existing Collateral Agreement as set forth in this Amendment; and

WHEREAS the Administrative Agent and the Lenders and Voting Participants that are signatories hereto, constituting Required Lenders, are willing to grant such request on the terms and subject to the conditions set forth in this Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Definitions. Capitalized terms are used in this Amendment as defined in the Credit Agreement and the Collateral Agreement, as applicable, unless otherwise defined herein.

2.Amendments to the Existing Credit Agreement. On the terms of this Amendment and subject to the satisfaction of the conditions precedent set forth in Section 4 below:

(a)Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following definitions thereto in appropriate alphabetical order:

“Permitted A/R Finance Transaction” means the bona fide sale for cash by the Borrower or its Subsidiaries to an unaffiliated third party on an arm’s length and non-recourse basis (except for breach of representations and warranties, commercial disputes and other standard recourse or repurchase obligations in transactions of this type made available by the Administrative Agent or its Affiliates) of Receivables and Related Assets in an amount of up to $100,000,000 in face value per fiscal quarter.

“Receivables and Related Assets” means (a) accounts receivable (including all rights to payment created by or arising from the sales of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of chattel paper) and whether or not earned by performance) and (b) any interest in such accounts receivable and all collateral securing such accounts receivable, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such accounts receivable, any guarantees, indemnities, warranties or other obligations in respect of such accounts receivable, any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with receivable purchase arrangements involving receivables similar to such accounts receivable and any collections or proceeds of any of the foregoing.

(b)The definition of “Interest Period” in Section 1.1 of the Existing Credit Agreement is hereby amended to (i) delete the word “and” at the end of clause (y)(b), (ii) add the word “and” after the semi-colon at the end of clause (y)(c) and (iii) add the following new clause (y)(d) at the end of such definition:

“(d) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day.”

(c)Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following clause to the end of the definition of “Specified Transactions” immediately before the period:

“, it being understood that no sale of Receivables and Related Assets in a Permitted A/R Finance Transaction shall constitute a Specified Transaction”.

(d)Section 8.2 of the Existing Credit Agreement is hereby amended by (i) deleting “and” at the end of subclause (q), (ii) re-lettering subclause (r) as subclause (s) and (iii) adding new subclause (r) as follows:

“(r)(i) customary backstop Liens on any Receivables and Related Assets granted to the provider of any Permitted A/R Finance Transaction, and (ii) a security interest in any deposit or lockbox account maintained by the Borrower or its Subsidiaries into which Receivables and Related Assets that are subject to Permitted A/R Finance Transactions are received; and”.

(e)Section 8.3 of the Existing Credit Agreement is hereby amended by (i) deleting “and” at the end of subclause (p), (ii) re-lettering subclause (q) as subclause (r) and (iii) adding new subclause (q) as follows:

“(q) Investments constituting the extension of credit made to any purchaser of Receivables and Related Assets in connection with any Permitted A/R Finance Transaction relating to the balance of the purchase price payable therefor by such purchaser; and”.

(f)Section 8.5 of the Existing Credit Agreement is hereby amended by (i) deleting “and” at the end of subclause (p), (ii) re-lettering subclause (q) as subclause (r) and (iii) adding new subclause (q) as follows:

“(q) the sale of Receivables and Related Assets in Permitted A/R Finance Transactions; and”.

(g)Schedule 1.1(a) of the Existing Credit Agreement is hereby amended to add the following clause at the beginning of the parenthetical in section (a)(ii):

“subject to clause (y) of the definition of “Interest Period” in the Agreement,"

3.Amendments to the Existing Collateral Agreement. On the terms of this Amendment and subject to the satisfaction of the conditions precedent set forth in Section 4 below:

(a) Section 2.1 of the Existing Collateral Agreement is hereby amended by (i) deleting “or” at the end of clause (vii) of the first proviso thereto and (ii) adding the following after the end of clause (viii) of the first proviso thereto:

“or (ix) Receivables and Related Assets that have been sold in Permitted A/R Finance Transactions”.

4.Conditions Precedent to the Effectiveness of this Amendment.    The provisions of Sections 2 and 3 of this Amendment are conditioned upon, and such provisions shall not be effective until, satisfaction of the following conditions (the first date on which all of the following conditions have been satisfied being referred to herein as the “Amendment Effective Date”):

(a)The Administrative Agent shall have received, on behalf of the Lenders, this Amendment, duly executed and delivered by the Borrower, the Required Lenders and the Administrative Agent (and consented to by the Guarantors);

(b)The Borrower shall have paid to the Administrative Agent, for the account of each Lender or Voting Participant that has executed and delivered a signature page to this Amendment on or prior to the date hereof (each, a “Consenting Lender”), a non-refundable amendment fee in an amount equal to 0.05% of such Consenting Lender’s Commitments and/or participation in a Commitment, as applicable, as of the Amendment Effective Date (collectively, the “Amendment Fees”). The Amendment Fees are fully earned, due and payable as of the Amendment Effective Date.

(c)The Administrative Agent shall have received a corresponding amendment to the Commercial Bank Facility, duly executed by each party thereto (and consented to by the Guarantors (as defined under the Commercial Bank Facility)) in form and substance reasonably satisfactory to the Administrative Agent;

(d)	No Default or Event of Default shall have occurred and be continuing;

(e)The representations and warranties set forth in this Amendment shall be true and correct in all material respects as of the Amendment Effective Date (except to the extent any such representation and warranty is expressly stated to have been made as of a specific date, in which case it shall be true and correct as of such specific date); and

(f)Receipt by the Administrative Agent and the Lenders of all fees due and payable in connection with this Amendment, including, without limitation, the legal fees and expenses of counsel to the Administrative Agent.

5.Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment and to amend each of the Existing Credit Agreement and the Existing Collateral Agreement in the manner provided in this Amendment, the Borrower represents and warrants to the Administrative Agent and each Lender as follows:

(a)Authorization of Agreements; Enforceability. The Borrower has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment in accordance with its terms. This Amendment has been duly executed and delivered by duly authorized officers of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

(b)Representations and Warranties in the Credit Agreement and the Collateral Agreement.    The Borrower confirms that as of the Amendment Effective Date, (i) the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects (except to the extent any such representation and warranty is expressly stated to have been made as of a specific date, in which case it shall be true and correct as of such specific date), (ii) the representations and warranties contained in Article III of the Collateral Agreement are true and correct in all material respects (except to the extent any such representation and warranty is expressly stated to have been made as of a specific date, in which case it shall be true and correct as of such specific date) and (iii) no Default or Event of Default has occurred and is continuing.

6.	Miscellaneous.

(a)Letter Agreement. On the terms of this Amendment and subject to the satisfaction of the conditions precedent set forth in Section 4 above, the Required Lenders acknowledge and agree that the Administrative Agent is authorized to enter into a letter agreement in connection with the sale of Receivables and Related Assets, in the form attached hereto as Exhibit A.

(b)Reference to and Effect on the Existing Credit Agreement, the Existing Collateral Agreement and the other Loan Documents.

(i)Except as specifically amended by this Amendment and the documents executed and delivered in connection herewith, the Credit Agreement, the Collateral Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed by the Borrower in all respects.

(ii)The execution and delivery of this Amendment and performance of each of the Credit Agreement and the Collateral Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under, the Existing Credit Agreement, the Existing Collateral Agreement or any of the other Loan Documents.

(iii)Upon the conditions precedent set forth herein being satisfied, this Amendment shall be construed as one with each of the Existing Credit Agreement and the Existing Collateral Agreement, and each of the Existing Credit Agreement and the Existing Collateral Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

(iv)If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement, the Collateral Agreement or any other Loan Document, the terms and provisions of this Amendment shall govern.

(c)Expenses.    The Borrower expressly acknowledges its obligations under Section 11.3 of the Credit Agreement (Expenses; Indemnity) and Section 7.3 of the Collateral Agreement (Expenses; Indemnification, Waiver of Consequential Damages, etc.) with respect to this Amendment.

(d)Headings. Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(e)Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Delivery of an executed counterpart of this Amendment by electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.

(f)Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

(g)Loan Modification. By its execution of this Amendment, the Borrower hereby authorizes the Administrative Agent to consider this Amendment its application for loan modification on the terms and conditions set forth herein.

7.Loan Documents. This Amendment is a Loan Document as defined in the Credit Agreement, and the provisions of the Credit Agreement and the Collateral Agreement generally applicable to Loan Documents are applicable hereto and incorporated herein by this reference.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:

CLEARWATER PAPER CORPORATION,
a Delaware corporation

By: /s/ John Hertz
Name: John D. Hertz
Title: Sr. Vice President, Finance
And Chief Financial Officer

NORTHWEST FARM CREDIT SERVICES, PCA,
as Administrative Agent, with the consent of the Required Lenders

By:    /s/ Susan Harris
Name: Susan Harris
Title: Relationship Manager, VP

The undersigned hereby acknowledge and consent to the foregoing Amendment and confirm and agree that the Guaranty executed by the undersigned in connection with the Credit Agreement remains in full force and effect in accordance with its terms and is hereby reaffirmed, confirmed and ratified by the undersigned, and the undersigned hereby confirm that the representations and warranties contained in such Guaranty (including any incorporated by reference to the Credit Agreement) are (before and after giving effect to this Amendment) true and correct in all material respects (except to the extent any such representation and warranty is expressly stated to have been made as of a specific date, in which case it shall be true and correct in all material respects as of such specific date); provided that, if a representation and warranty is qualified as to materiality, the materiality qualifier set forth above shall be disregarded with respect to such representation and warranty for purposes of this confirmation.

GUARANTORS:

CELLU TISSUE HOLDINGS, INC.

By: /s/ John Hertz
Name: John D. Hertz
Title: Sr. Vice President, Finance
and Chief Financial Officer

CELLU TISSUE - LONG ISLAND, LLC

By: /s/ John Hertz
Name: John D. Hertz
Title: Sr. Vice President, Finance
and Chief Financial Officer

CELLU TISSUE-CITYFOREST LLC

By: /s/ John Hertz
Name: John D. Hertz
Title: Sr. Vice President, Finance
and Chief Financial Officer

CELLU TISSUE CORPORATION-NEENAH

By: /s/ John Hertz
Name: John D. Hertz
Title: Sr. Vice President, Finance
and Chief Financial Officer

CELLU TISSUE CORPORATION - OKLAHOMA CITY

By: /s/ John Hertz
Name: John D. Hertz
Title: Sr. Vice President, Finance
and Chief Financial Officer

CELLU TISSUE - THOMASTON, LLC

By: /s/ John Hertz
Name: John D. Hertz
Title: Sr. Vice President, Finance
and Chief Financial Officer

CLEARWATER FIBER, LLC

By: /s/ John Hertz
Name: John D. Hertz
Title: Sr. Vice President, Finance
and Chief Financial Officer

TRULY BRANDS, LLC

By: /s/ John Hertz
Name: John D. Hertz
Title: Sr. Vice President, Finance
and Chief Financial Officer

MANCHESTER INDUSTRIES INC. OF VIRGINIA

By: /s/ John Hertz
Name: John D. Hertz
Title: Sr. Vice President, Finance
and Chief Financial Officer

EXHIBIT A

Form of Letter Agreement

(Attached)

June [_], 2018

Wells Fargo Bank, National Association, as Purchaser
100 Park Avenue
New York, New York 10017

Re: Lien Release on Purchased Accounts and Intercreditor Letter

Ladies and Gentlemen:

Reference is made to that certain:

•
Account Purchase Agreement, dated June [_], 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Account Purchase Agreement”), by and between Clearwater Paper Corporation (“Seller”) and Wells Fargo Bank, National Association (in such capacity, “Purchaser”);

•
$200,000,000 Credit Agreement, dated as of October 31, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement” and together with all other agreements, documents or instruments executed by any Seller in connection therewith, each as amended, the “Loan Documents”) by and among Seller, as borrower, Wells Fargo Bank, National Association as Administrative Agent, Swingline Lender and Issuing Lender (in such capacity, “Agent”), the other lenders party thereto (the “Lenders”) and Wells Fargo Securities, LLC, as Sole Lead Arranger and Sole Bookrunner; and

•
$100,000,000 Credit Agreement, dated as of October 31, 2016 (as amended, the “Northwest Credit Agreement” and together with all other agreements, documents or instruments executed by Seller in connection therewith, each as amended, the “Northwest Loan Documents”), by and among Seller, as borrower, Northwest Farm Credit Services, PCA, as Administrative Agent, Sole Lead Arranger and Sole Bookrunner (in such capacity, “Northwest Agent”), and the lenders from time to time party thereto (the “Northwest Lenders”).

Pursuant to the Account Purchase Agreement, Purchaser may from time to time purchase from Seller and the Seller may from time to time sell to Purchaser, in accordance with the terms thereof, certain Accounts (as defined below) of Seller arising from sales of goods or services by Seller to one or more account debtors (such account debtors, the “Customers” and such Accounts, the “Purchased Accounts”). For purposes hereof, “Accounts” shall have the meaning ascribed to such term in the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”).

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed that:

1.Agent, on behalf of itself and the Lenders, hereby confirms that the sale of the Purchased Accounts is permitted by Section 8.5 of the Credit Agreement, subject to the terms thereof (including the cap on the amount sold).

2.Northwest Agent, on behalf of itself and the Northwest Lenders, hereby confirms that the sale of the Purchased Accounts is permitted by Section 8.5 of the Northwest Credit Agreement, subject to the terms thereof (including the cap on the amount sold).

3.Each of Agent, on behalf of itself and the Lenders, and Northwest Agent, on behalf of itself and the Northwest Lenders hereby agrees that, upon Seller’s receipt of payment from Purchaser of the initial portion of the purchase price for each Purchased Account in accordance with the Account Purchase Agreement, (a) title to such Purchased Account shall pass to Purchaser, (b) each lien and security interest of each of Agent, for the benefit of itself and Lenders, and Northwest Agent, on behalf of itself and the Northwest Lenders, in such Purchased Account pursuant to the Loan Documents and the Northwest Loan Documents, respectively, is automatically released and terminated and (c) each lien and security interest of each of Agent, on behalf of itself and the Lenders, and Northwest Agent, on behalf of itself and the Northwest Lenders, in the Related Assets (as defined on Exhibit A to this Agreement) pursuant to the Loan Documents and the Northwest Loan Documents, respectively, is subordinated to the interest of Purchaser in such Related Assets. Nothing in this paragraph shall be deemed to constitute a release by the Agent or Northwest Agent of their respective liens on the proceeds received by Seller from Purchaser on the account of the sale of the Purchased Accounts or Related Assets, nor a release of any liens in any receivables and related assets not purchased by the Purchaser.

4.Purchaser hereby agrees that Purchaser has not, pursuant to or in connection with the Account Purchase Agreement, purchased any interest in, or received a lien or security interest in, any property of Seller other than the Purchased Accounts and the Related Assets, including without limitation any other accounts, or any equipment, inventory, fixtures, contract rights, chattel paper, documents of title, instruments, general intangibles or other property of Seller (such property, other than the Purchased Accounts and Related Assets, is collectively referred to as "Collateral").

5.Should any payment, distribution or proceeds of Purchased Accounts be received by Agent, any Lender, Northwest Agent, or any Northwest Lender from any Customer, such receiving party shall, upon notice from Purchaser reasonably identifying such payment, distribution or proceeds, cause the same to be promptly delivered to Purchaser (pursuant to wire instructions provided in writing to the applicable party). Should any payment, distribution or proceeds of accounts of the Seller (other than Purchased Accounts), or the proceeds of any other Collateral, be received by Purchaser from any Customer, Purchaser shall, upon notice from the Lender Representative reasonably identifying such payment, distribution or proceeds, promptly deliver the same to the Seller. This Section 5 shall remain in effect until the later of (a) repayment in full of all indebtedness and obligations of the Seller under the Credit Agreement and the Northwest Credit Agreement and the termination thereof on terms and conditions acceptable to Agent and Northwest Agent, as applicable (in each case, other than pursuant to a refinancing thereof), and (b) repurchase or collection of all Purchased Accounts and termination of the Account Purchase Agreement on terms and conditions acceptable to Purchaser.

6.Agent, Northwest Agent and Purchaser each agrees to use reasonable efforts to send to the others, contemporaneously with the sending thereof to Seller, a copy of (i) any notice of default sent by such party, as applicable, or (ii) any notice by Purchaser of the exercise of full dominion or control under any deposit account control agreement (or similar agreement) concerning any deposit account of Seller or its affiliates; provided, that neither the failure of a party to do so, nor the failure of a party to use reasonable efforts to do so, shall result in any breach of this Agreement or give rise to liability against such party hereunder.

7.Agent represents and warrants to Purchaser that Agent is authorized by the Lenders to enter into this letter agreement on behalf of itself and each Lender.

8.Northwest Agent represents and warrants to Purchaser that Northwest Agent is authorized by the Northwest Lenders to enter into this letter agreement on behalf of itself and each Northwest Lender.

9.This Agreement may not be amended, modified, terminated, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Agent, Northwest Agent and Purchaser.

10.This Agreement shall be binding upon and inure to the benefit of Agent, Lenders, Northwest Agent, Northwest Lenders, Purchaser and their respective successors and assigns.

11.The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of law or choice of law). Each party hereto irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this agreement. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION ARISING UNDER OR RELATED TO THIS AGREEMENT.

12.This Agreement expresses the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior inconsistent agreements and understandings.

13.This Agreement may be executed in any number of counterparts (including by .pdf or facsimile transmission), but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

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14.The undersigned have has caused this agreement to be duly authorized, executed and delivered as of the day and year first above written.

Very truly yours,

WELLS FARGO BANK, NATIONAL
ASSOCIATION
as Agent

By: ________________________
Name:______________________
Title: _______________________

NORTHWEST FARM CREDIT SERVICES,
PCA
as Northwest Agent

By: ________________________
Name:______________________
Title: _______________________

ACKNOWLEDGED AND AGREED:

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Purchaser

By: ________________________
Name: ______________________
Title: _______________________

EXHIBIT A
Definition of “Related Assets”

“Related Assets” means, with respect to each Purchased Account purchased by Purchaser hereunder, the following assets and properties of Seller, wherever located, whether now owned or hereafter acquired or arising: (a) Chattel Paper, Documents, General Intangibles, Commercial Tort Claims, Instruments and Supporting Obligations, in each instance, to the extent evidencing, governing, securing or relating to such Purchased Account, (b) Inventory or Goods returned or rejected by a Customer of such Purchased Account, or reclaimed, repossessed or recovered from any such Customer by Seller, to the extent that Purchaser has not received the Repurchase Price of such Purchased Account, (c) reserves, matured funds, credit balances and other property of Seller in Purchaser’s possession arising out of such Purchased Assets, (d) deposit accounts over which Purchaser, in its capacity as such, has a deposit account control agreement or similar blocked account arrangement, (e) all Records relating to any of the foregoing, (f) all contract rights of Seller relating to such Purchased Account, (g) all rights and remedies of Seller against the Customer of and/or third parties obligated on such Purchased Account or the Goods associated therewith, and

(h)	all Proceeds and rights relating to any of the foregoing.

Capitalized terms used in this Exhibit A and not otherwise defined in this letter agreement shall have the meanings given to them in the New York UCC.